QuickLinks -- Click here to rapidly navigate through this document

Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

        We consent to the incorporation by reference in this Amendment #1 to the Registration Statement No. 133-160836 on Form S-3 of our report dated February 28, 2007 (October 29, 2007 as to the effects of the discontinued operations discussed in Note 6), relating to the consolidated financial statements of Applebee's International, Inc. and subsidiaries (which report expresses an unqualified opinion and includes an explanatory paragraph regarding a change in accounting for stock-based compensation upon adoption of Financial Accounting Standards Board Statement No. 123(R), Share-Based Payment) for the year ended December 31, 2006 appearing in the Current Report on Form 8-K of Applebee's International, Inc. and subsidiaries dated October 29, 2007 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

/s/ Deloitte & Touche LLP

Kansas City, Missouri
September 4, 2009

QuickLinks

  Exhibit 23.2
Consent of Independent Registered Public Accounting Firm